EXHIBIT 5.1

ELLENOFF GROSSMAN & SCHOLE LLP

1345 Avenue of the Americas

New York, New York 10105-0302

December 29, 2016

Cleantech Solutions International, Inc.

No. 9 Yanyu Middle Road

Qianzhou Village, Huishan District, Wuxi City

Jiangsu Province, the People’s Republic of China 214181

Ladies and Gentlemen:

With reference to the Registration Statement on Form S-8 which Cleantech Solutions International, Inc. proposes to file with the Securities and Exchange Commission registering 500,000 shares of common stock which may be offered and sold by Cleantech Solutions International, Inc. under the 2016 Long Term Incentive Plan (the “Shares”), we are of the opinion that all proper corporate proceedings have been taken so that the Shares, upon issuance in accordance with the 2016 Long Term Incentive Plan, will be legally issued, fully paid, and non-assessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement referred to above.

Very truly yours,

/s/ Ellenoff Grossman & Schole LLP